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                                                                      Exhibit 21

SUBSIDIARIES OF REGISTRANT (at June 30, 1997)

                                      JURISDICTION            PERCENTAGE OF VOTING
                                        IN WHICH                SECURITIES OWNED
          NAME                          ORGANIZED          BY REGISTRANT    BY AFFILIA
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
DIMON International, Inc.          (A) North Carolina      100.00%

DIMON International Tabak B.V.     (A) The Netherlands     100.00% (B)

DIMON International A.G.           (A) Switzerland         100.00% (B)

DIMON Do Brasil Tabacos Ltda.      (A) Brazil              100.00% (B)

Mashonaland Tobacco Holdings
    (PVT) Ltd.                     (A) Zimbabwe            100.00% (B)

Kin-Farm, Inc.                     (A) North Carolina      100.00% (B)

Monk-Austin VI (FSC)               (A) Virgin Islands      100.00% (B)

Florimex Worldwide, Inc.           (A) Virginia            100.00%

DIMON GmbH                         (A) Germany             100.00% (C)

Florimex
    Verwaltungsgesellschaft mbH    (A) Germany             100.00% (D)

Florimex Worldwide                 (A) The Netherlands     100.00% (C)

Baardse B.V.                       (A) The Netherlands     100.00% (C)

Intabex Holdings Worldwide S.A.    (A) Luxembourg          100.00% (E)

Olima Holdings AG                  (A) Switzerland         100.00% (F)

DIMON International Tabak S.A.     (A) Switzerland         100.00% (G)

Compania de Filipinus              (A) Spain               100.00% (F)

Yardiner S.A.                      (A) Uruguay             100.00% (H)

CdF International                  (A) Uruguay             100.00% (I)

(A)  Included in the Consolidated Financial Statements
(B)  Owned by DIMON International, Inc.
(C)  Owned by Florimex Worldwide, Inc.
(D)  Owned by DIMON GmbH
(E)  Owned by DIMON Incorporated
(F)  Owned by Intabex Holdings Worldwide S.A.
(G)  Owned by Olima Holdings AG
(H)  Owned by Compania de Filipinas S.A.
(I)  Owned by Yardiner S.A.

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